Exhibit No. 10.13
Form 10-KSB
Buyers United, Inc.
File No. 0-26917

                           ASSET PURCHASE AGREEMENT

                                    Between

                              BUYERS UNITED INC.

                                      And

                              TOUCH AMERICA, INC.





                            Dated December 20, 2002




                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is entered into as of December 20, 2002, among Buyers United Inc., a Delaware corporation ("Buyer"), and Touch America, Inc., a Montana corporation ("Seller").

                                R E C I T A L S

     WHEREAS, Seller desires to sell, and Buyer desires to buy, certain assets in accordance with the terms and conditions of this Agreement.

                               A G R E E M E N T

     In consideration of the mutual promises contained herein and intending to be legally bound the parties agree as follows:

                ARTICLE I.  DEFINITIONS/PURCHASE & SALE/CLOSING

1.1  DEFINITIONS.

     For all purposes of this Agreement, except as otherwise expressly provided, the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular, all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles, all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement, pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply, except as otherwise expressly provided.

     "Accepting Employees" shall have the meaning set forth in Section 4.7.

     "Accounts Receivable" has the meaning set forth in Section 5.2(a).

     "Acquired Accounts Price" has the meaning set forth in Section 1.3.

     "Acquired Assets" means

          (a) The switched voice long distance customer accounts listed on the Final Accounts List (the "Customer Accounts");

           (b) All customer data associated with the Customer Accounts now in the possession of Seller or hereafter comes into the possession of Seller, including all associated letters of authorization, customer service records, all related computer tapes and/or records, accounts receivable status and history reports, and all customer service and provisioning history; and

          (c) The Carrier Identification Codes through which the Customer Accounts are serviced and billed.

     "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

     "Agreement" means this Agreement by and among Buyer and Seller as amended
or   supplemented  together  with  all  Exhibits  and  Schedules  attached  or incorporated by reference.

     "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

      "Assumed Liabilities" means the duties and obligations of Seller to the customers serviced under the Customer Accounts arising under the contracts, Permits, and Law that apply to the Customer Accounts.

      "Bill Cycle" means the monthly or other period adopted for accruing the value of goods and services sold to a customer at the end of which the customer is billed.

     "Collections" means actual cash receipts of Buyer during the applicable period received on billings on the Customer Accounts from products or services provided by Buyer to customers serviced under the Customer Accounts.

     "CRS" is Cohne, Rappaport & Segal, P.C.

     "Cut-Off Date" means with respect to any representation, warranty, covenant or agreement contained in this Agreement, the date on which such representation, warranty, covenant or agreement ceases to survive as provided in Section 7.3.

     "Disclosure Schedule" means the record delivered to Buyer by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

      "Effective Date" means the date on which each of the items specified  in
Section 1.4 have been delivered as provided therein.

     "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction whether imposed by agreement, law, or equity.

     "Final Accounts List" means the customer accounts list dated as of the date of this Agreement identified as "Schedule I to Asset Purchase Agreement" delivered by Seller to Buyer on the date hereof.

     "Final Closing" means consummation of the purchase and sale of the Acquired Assets under this Agreement upon obtaining Approval by the Federal Communications Commission, 80 percent of the state Governmental Agencies, and the North American Numbering Plan Administrator for transfer of the Acquired Assets from Seller to Buyer; "Final Closing Date" is the date on which the Federal Communications Commission, 80 percent of the state Governmental Agencies, and the North American Numbering Plan Administrator grant Approvals for transfer of the Acquired Assets from Seller to Buyer; and "Interim Closing" means any consummation of the purchase and sale of Acquired Assets under this Agreement upon obtaining, with respect to Customer Accounts in each state, Approval by the Governmental Entity of such state with jurisdiction over switched voice long distance service of the transfer of the Customer Accounts in such state from Seller to Buyer and, with respect to Carrier Identification Codes, Approval by the North American Numbering Plan Administrator for transfer of such codes from Seller to Buyer.

     "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, including the Federal Communications Commission and state public utility and public service commissions, and any industry self-regulatory or administrative agency, including the North American Numbering Plan Administrator.

     "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

     "Knowledge" has the meaning set forth in Section 9.14.

     "Law" means any constitutional provision, statute or other law, rule, regulation, or other pronouncement having the effect of law.

     "Loss" means any cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, penalty or settlement of any kind or nature, including but not limited to, interest or other carrying costs, penalties, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

     "Management Agreement" is identified in Section 1.4.

      "Management Date" is the first day of a Customer Account Billing Cycle with respect to which Buyer first acquires the right to all revenue and costs accrued during the Billing Cycle for the Customer Accounts in that Billing Cycle.

     "Material Adverse Effect" means any effect that would be materially adverse to ownership and use of the Acquired Assets taken as a whole (other than developments that are not unique to the Customer Accounts but also affect other Persons who offer the same type of services offered to the Customer Accounts), or the ability of any Party to consummate timely the transactions contemplated hereby.

     "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

     "Party" means a signatory to this Agreement and "Parties" means all the signatories to this Agreement.

     "Permit" means any license, permit, franchise, consent, registration, certificate of authority and other approval (including, without limitation, those relating to Federal Communications Commission and state public service commission certifications and Carrier Identification Codes issued by the North American Numbering Plan Administrator), or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

     "Person" means an association, a corporation, a limited liability company, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

     "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

     "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

     "Transition Services Agreement" is identified in Section 1.4.

1.2. PURCHASE AND SALE OF ASSETS.

     On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the times and for the consideration specified below in this Article I.

1.3. PURCHASE PRICE.

     Subject to the terms and conditions of this Agreement, Buyer agrees to pay to Seller for all of the Acquired Assets an amount equal to $6,750,000 ("Acquired Accounts Price"), which is payable as follows:

          (a) $3,000,000 in cash to Seller on the Effective Date by wire transfer to a bank account designated by Seller; and

          (b) an amount equal to 7.2 percent of Collections payable monthly in accordance with the procedure set forth in Section 5.3 until the aggregate amount paid under Sections 1.3(a) and (b) equals the Acquired Accounts Price.

     Buyer covenants and agrees that from and after each Management Date Buyer assumes and is responsible for the Assumed Liabilities pertaining to the Customer Accounts that correlate to each Management Date to the fullest extent permitted by Law.

1.4  DELIVERIES AND EFFECTIVE DATE.

     THE DATE THIS AGREEMENT IS SIGNED BY ALL PARTIES IS THE "EFFECTIVE DATE." ON THE EFFECTIVE DATE, IMMEDIATELY FOLLOWING THE EXECUTION OF THIS AGREEMENT:

          (A) THE SELLER SHALL DELIVER TO CRS THE GENERAL ASSIGNMENT AND BILL OF SALE IN THE FORM ATTACHED HERETO AS EXHIBIT A AND SUCH ADDITIONAL INSTRUMENTS OF CONVEYANCE AS BUYER MAY REASONABLY REQUEST THAT ARE NECESSARY TO VEST IN BUYER GOOD TITLE TO THE ACQUIRED ASSETS AS OF EACH MANAGEMENT DATE, SUBJECT ONLY TO OBTAINING APPROVALS FROM GOVERNMENTAL ENTITIES AS PROVIDED HEREIN.

          (b) The Parties shall sign and deliver to one another the Transition Services Agreement in the form attached as Exhibit B and Management Agreement in the form attached as Exhibit C.

          (C) THE SELLER SHALL DELIVER TO BUYER SCHEDULE I TO THIS AGREEMENT, WHICH IS CERTIFIED BY THE PRESIDENT OF THE SELLER TO (I) BE COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS, (II) REPRESENT GROSS INVOICES FOR
     SWITCHED VOICE LONG DISTANCE SERVICE TO THE CUSTOMER ACCOUNTS IN THE AGGREGATE AMOUNT OF NOT LESS THAN $3,280,000 FOR THE MONTH OF NOVEMBER
     2002, AND (III) NOT CONTAIN ACCOUNTS THAT AVERAGED $5.00 OR LESS OF SERVICE BILLINGS OVER A THREE MONTH TERM PRIOR TO NOVEMBER 2002.

            (d) The Seller shall deliver to Buyer a certificate of its secretary certifying that resolutions of the board of directors of Seller attached to the certificate authorizing the transactions contemplated by this Agreement were duly adopted by the board of directors, the articles of incorporation and bylaws of the Seller attached to the certificate are complete and are the currently effective charter documents of Seller, and that Seller is in good standing under the laws of the state of Montana.

          (e) Buyer shall make the payment provided for in Section 1.3(a), above, which is due on the Effective Date.

1.5  Time and Place of Closings.

     Each Interim Closing will occur automatically without any action by the Parties on the date the applicable Approval of the Governmental Entity is obtained. The Final Closing will take place at the offices of CRS in Salt Lake City, Utah, commencing at 10:00 a.m. local time on the date specified for the Final Closing, or on such other date as the Parties may mutually agree. At the Final Closing, CRS shall deliver to Buyer the items listed in Section 1.4(a).

             ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents, warrants and agrees as follows:

2.1  ORGANIZATION.

     Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of Montana.

2.2  AUTHORIZATION OF TRANSACTION.

     Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Seller and the consummation of the transactions contemplated hereunder have been duly authorized by the board of directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereunder. Except as contemplated by Section 4.6, no consent of any Person not a Party to this Agreement nor consent of or filing with (including any waiting period) any Governmental Entity is required to be obtained or performed on the part of Seller to execute, deliver and perform its obligations hereunder, except where the failure to obtain any consent or make any filing would not reasonably be expected to have a Material Adverse Effect. This Agreement constitutes the legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor's rights generally.

2.3  NON-CONTRAVENTION.

     Except as described in Section 2.3 of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including performance by Seller), will (a) violate any Law, Order, or other restriction of any Governmental Entity to which Seller is subject or any provision of the charter or bylaws of Seller or
(b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its or their assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Encumbrance would not reasonably be expected to have a Material Adverse Effect. Except as contemplated by Section 4.6, Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent or approval would not reasonably be expected to have a Material Adverse Effect.

2.4  Permits; Compliance with Law.

     Except as disclosed in Section 2.4 of the Disclosure Schedule, Seller holds all Permits required for providing products and services to the Customer Accounts and is operating in compliance therewith and all such Permits are valid and in full force and effect, except where the failure to hold any such Permit or to operate in compliance therewith or the invalidity or ineffectiveness thereof would not reasonably be expected to have a Material Adverse Effect, and, to the Knowledge of Seller no suspension, cancellation or termination of such Permits has been threatened or is imminent, except for any suspension, cancellation, or termination that would not reasonably be expected to have a Material Adverse Effect. Seller has dealt with the customers under the Customer Accounts and account debtors under the Accounts Receivable in compliance with all Laws applicable thereto, except where the failure to comply with such Laws would not reasonably be expected to have a Material Adverse Effect.

2.5  Litigation; Orders.

     Except as set forth in Section 2.5 of the Disclosure Schedule, there is no Order or Action pending or, to the Knowledge of Seller, threatened against or affecting Seller or any of its properties, which (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect

2.6  Title to Assets.

     Seller has good record and marketable fee title to all the Acquired Assets, free and clear of all Encumbrances, except for the following Encumbrances, none of which would reasonably be expected to have a Material Adverse Effect: (a) the lien of current Taxes not yet due and payable, (b) any minor imperfection of title, liens and easements, and (c) any statutory lien arising in the ordinary course of business by operation of Law with respect to liability that is not yet due and payable.

2.7  NO BROKERS.

     Except as disclosed in Section 2.7 of the Disclosure Schedules, Seller has no liability or obligation to pay any fees or commissions to any broker, finder, agent, commercial banker or other Person with respect to this Agreement or the transactions contemplated by this Agreement.

             ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents, warrants and agrees as follows:

3.1  Organization.

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

3.2  Authorization.

     Buyer  has  full power and authority (including full corporate power  and authority) to execute and deliver this Agreement and to perform its obligations hereunder and the transactions contemplated hereunder. The execution and delivery of this Agreement and the performance by Buyer and the consummation of the transactions contemplated hereunder have been duly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereunder. Except as contemplated by Section 4.6, no consent of any Person not a Party to this Agreement nor consent of or filing with (including any waiting period) any Governmental Entity is required to be obtained or performed on the part of Buyer to execute, deliver and perform its obligations hereunder. This Agreement constitutes the legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor's rights generally.

3.3  NON-CONTRAVENTION.

     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including performance by Buyer), will (a) violate any Law, Order, or other restriction of any Governmental Entity to which Buyer is subject or any provision of the charter or bylaws of Buyer or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Encumbrance would not reasonably be expected to have a Material Adverse Effect. Except as contemplated by Section 4.6, Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or Approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent or approval would not reasonably be expected to have a Material Adverse Effect.

3.4  Legal Proceedings.

     There is no Order or Action pending or to the Knowledge of Buyer, threatened against Buyer, which individually or in the aggregate has or would reasonably be expected to have a Material Adverse Effect.

3.5  No Brokers.

     Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, agent, commercial banker or other Person with respect to this Agreement or the transactions contemplated by this Agreement.

3.6  Maintenance of Acquired Assets

      Buyer has and, to its Knowledge, will continue to have the system and network capacity or sources to provide switched voice long distance service to the Customer Accounts, and to its Knowledge has systems and resources necessary for rendering regular monthly bills on the Customer Accounts consistent with industry practice.

               ARTICLE IV.  COVENANTS WITH RESPECT TO CONDUCT OF
                         BUSINESS PRIOR TO THE CLOSING

4.1  Access and Control.

     Prior to the Final Closing, Seller shall authorize and permit Buyer and its officers, employees, counsel, accountants, financial advisers, consultants, and other representatives with reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the business activities of Seller, to all of the properties, books, records, operating instructions and procedures, and all other information with respect to the ownership and use of the Acquired Assets as Buyer may from time to time reasonably request, and to make copies of such books, records and other documents and to discuss the Acquired Assets with such officers, employees, and agents of Seller who have responsibility for information pertaining to the Acquired Assets, as Buyer considers necessary or appropriate for the purposes of familiarizing itself with the Acquired Assets and obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement, except to the extent that furnishing any such information or data would violate any Law, Order, Permit or contract applicable to Seller or to which Seller is subject.
4.2  MATERIAL ADVERSE CHANGES.

     Prior to the Closing, Seller will promptly notify Buyer of any event of which it obtains Knowledge which has had or would reasonably be expected to have a Material Adverse Effect or which if known as of the date hereof would have been required to be disclosed to Buyer. No such notification shall affect the representations or warranties of the Parties or the conditions to their respective obligations hereunder.

4.3  MAINTENANCE OF THE ACQUIRED ASSETS BY SELLER.

     During the period beginning on the date hereof and ending on the Final Closing, Seller will use its best efforts to preserve the goodwill of customers serviced under the Customer Accounts that are consistent with industry standards for customer service. Prior to the Final Closing, Seller agree with and for the benefit of Buyer that it shall not without the prior consent in writing of Buyer, which may not be unreasonably withheld:

          (a) Except as required by their terms, amend, terminate, renew or renegotiate any contract included in the Acquired Assets or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any contract included in the Acquired Assets;

          (b) Terminate or fail to renew or preserve any Permits that would reasonably be expected to have a Material Adverse Effect;

          (c) Sell, transfer, mortgage, encumber or otherwise dispose of any Acquired Assets, except as contemplated by the Management Agreement; or

          (d) Agree to or make any commitment to take any actions prohibited by this Section 4.3.

4.4  MAINTENANCE OF THE ACQUIRED ASSETS BY BUYER.

     During the period beginning January 1, 2003, and continuing through February 29, 2004, Buyer will use its best efforts to preserve the goodwill of customers serviced under the Customer Accounts that are consistent with industry standards for customer service. Prior to February 29, 2004, Buyer agrees with and for the benefit of Seller that it shall not other than in the ordinary course of business or without the prior consent in writing of Seller, which may not be unreasonably withheld:

          (a) Terminate any Customer Account included in the Acquired Assets, except Customer Accounts terminated for non-payment consistent with the past custom and practice of Buyer, Customer Accounts that average monthly billing for call minutes of $5.00 or less over a term of three months, or Customer Accounts the Buyer is unable to service or determines are uneconomical to service under any Order that is not unique to Buyer but also affects other Persons that offer the same type of service offered by Buyer to the Customer Accounts;

           (b) Default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any contract included in the Acquired Assets.

          (c) Terminate or fail to renew or preserve any Permits that would reasonably be expected to have a Material Adverse Effect;

          (d)  Sell any of the Acquired Assets; or

          (e) Agree to or make any commitment to take any actions prohibited by this Section 4.4.

4.5  NOTIFICATION OF CERTAIN MATTERS.

     Each Party shall give prompt notice to the other Parties of (a) the occurrence, or failure to occur, of any event that would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the Effective Date to the Final Closing Date, and (b) any failure of the Party to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. No such notification shall affect the representations or warranties of the Parties or the conditions to their respective obligations hereunder.

4.6  Consents

          (a) Seller and Buyer each agree to cooperate and use their best efforts to obtain all Approvals from all third parties (including Governmental Entities) that may be necessary to consummate the transactions contemplated by this Agreement.

          (b) Immediately following the Effective Date, Buyer shall, with the reasonable assistance of and in consultation with Seller, prepare and file, or cause to be prepared and filed, any and all applications necessary to obtain the Approval of all relevant Governmental Entities for Buyer to purchase the Acquired Assets. Buyer and Seller shall prosecute such applications with all reasonable diligence and otherwise use their reasonable best efforts (including, with respect to Buyer, providing financial assurance to a Governmental Entity, to the extent required) to obtain grants of approval as expeditiously as practicable. Each of Buyer and Seller shall bear their own expenses of prosecuting such applications; provided, that Buyer shall bear all fees payable by Buyer and/or Seller to any Governmental Entity and local counsel fees, where necessary as determined in the sole discretion of Buyer, in connection with the filing and prosecution of the applications necessary to obtain such approvals and any other fees or Taxes imposed by Governmental Entities in connection with obtaining Approval of the transfer of the Acquired Assets to Buyer.

          (c) In the event the North American Numbering Plan Administrator fails or refuses to transfer control of the Carrier Identification Codes directly from Seller to Buyer, (i) Seller agrees to transfer the Carrier Identification Codes to a subsidiary of Seller that has no assets, liabilities, or business operations, (ii) agree after such transfer to sell all of the capital stock of such subsidiary to Buyer for no consideration in addition to the Purchase Price, (iii) use its best efforts to obtain approval from the North American Numbering Plan Administrator for transfer of control of the Carrier Identification Codes resulting from the sale of the subsidiary stock to Buyer, and (iv) upon obtaining such approval transfer and convey the capital stock of such subsidiary to Buyer.

          (d) Buyer acknowledges that the contracts governing certain of the Customer Accounts require the consent of customers to assignment of their Customer Accounts. Seller and Buyer each agree to cooperate and use their best efforts to obtain the consents of such customers. Buyer agrees the failure to obtain one or more of such consents is not a Material Adverse Effect and is not a default under this Agreement or the breach of any representation of Seller. If a consent to assignment under a contract governing a Customer Account is not obtained, the Parties agree to take all action necessary to terminate the Customer Account as soon as possible in accordance with the terms of the contract.

4.7  Offers of Employment.

     Seller agrees and acknowledges that Buyer may make offers of employment to persons employed by Seller to service the Acquired Assets. Any person who accepts such an offer of employment with Buyer shall be an "Accepting Employee" and shall be employed by Buyer on such terms and conditions as Buyer and each such Accepting Employee may mutually agree. Seller agrees and acknowledges that the Accepting Employee's employment with Buyer does not violate and will not violate any non-disclosure, non-solicitation, or non-competition obligation the Accepting Employee may have with any of the Seller or its Affiliates, and waives any claim against the Accepting Employee and Buyer arising there from.

                       ARTICLE V.  ADDITIONAL COVENANTS

5.1  NON-SOLICITATION.

          (a) Seller agrees that from and after the date of this Agreement Buyer shall be entitled to the goodwill of the Customer Accounts and to protect and preserve the same to the maximum extent permitted by law. For this and other reasons and as an inducement to Buyer to enter into this Agreement, Seller agrees for itself and its Affiliates that for a period from the Effective Date through February 29, 2004 (the "Restricted Period") it will not, directly or indirectly for its own benefit or as agent for another, solicit the Customer Accounts for any of the switched voice long distance services provided by Seller to the Customer Accounts as of the Effective Date.

          (b)   Nothing  contained  herein shall limit during  the  Restricted
     Period the right of Seller or its Affiliates (or their respective officers and directors) as an investor to hold and make investments in securities of any corporation or limited partnership that is registered under the Securities Exchange Act of 1934, provided such Person's equity interest therein does not exceed five percent of the outstanding shares or interests in such corporation or partnership.

          (c) From and after the Effective Date, none of Seller or its Affiliates shall, directly or indirectly, divulge or otherwise disclose to any Person other than Buyer any partial or complete listing of the Customer Accounts or any information pertaining hereto, unless compelled by Order of a Governmental Entity.

          (d) Seller recognizes and agrees that a breach of any of the covenants set forth in this Section 5.1 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against it, in addition to any other rights and remedies that are available to Buyer. If this Section 5.1 is more restrictive than permitted by the Laws of the jurisdiction in which Buyer seeks enforcement hereof, this Section 5.1 shall be limited to the extent required to permit enforcement under such Laws. Without limiting the generality of the foregoing, the Parties intend that the covenants contained in the preceding portions of this
     Section 5.1 shall be construed as a series of separate covenants, one for each city, county, state or other location specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 5.1, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (e) For income tax purposes only, Buyer and Seller agree that no portion of the Purchase Price shall be allocated to the covenants in this
     Section 5.1.

5.2  ACCOUNTS RECEIVABLE.

          (a) The "Receivable Customer Accounts" are Customer Accounts that have outstanding balances due for services rendered to the Customer Accounts in the Billing Cycles immediately preceding each Management Date that remain unpaid 40 days following the Management Date and are not disputed charges. All payments received by Seller on Receivable Customer Accounts during the 40 day period following the Management Date will be applied by Seller to balances less than 90 days past due, then to current balances, and last to balances more than 90 days past due. Any payment received by Buyer on a Receivable Customer Account during the sixty-day period following the Management Date shall be paid to Seller to the extent of the balance due that is more than 30 and less than 60 days past due and then to Buyer on current charges, and the amount of any such payment to Seller shall not be included in the calculation of Collections for purposes of determining the payment due Seller from Buyer under
     Section  1.3.   Any  payment received by Buyer on a  Receivable  Customer
     Account more than sixty days following the Management Date shall be applied to payment of Buyer's charges for services rendered that are less than 60 days, and any excess shall be paid first to Buyer in an amount equal to 15 percent of the total payment, next 75 percent of the balance remaining to Seller, and last the remaining balance to Buyer. Buyer shall guarantee 50 percent payment of the Receivable Customer Accounts by issuing to Seller 40 days following the Management Date a non-interest bearing promissory note payable in two monthly installments and providing for a default interest rate of eight percent per annum, in the form attached to this Agreement as Exhibit D.

          (b) After 40 days from the Management Date, Seller shall not pursue any Action or other collection effort with respect to any past due balances on Customer Accounts more than 60 days past due without the prior written consent of Buyer, which it may withhold in its sole discretion. If Buyer subsequently receives payment of any such past due accounts, Buyer shall be entitled to retain 36.25 percent of the amount collected as a collection fee, and Buyer shall pay the remaining balance to Seller no later than the first day of the calendar month following the month in which payment of the Pre-December Receivable is received by Buyer.

SECTION 5.3    LOCKBOX ARRANGEMENT

     On or before the first Management Date the Parties will negotiate in good faith with Buyer's receivables lender a lockbox agreement and the Parties will enter into such agreement that will provide:

          (a) Payment to Seller out of the lockbox of all amounts billed to Buyer under Section 3.1(c) of the Transition Services Agreement before payment of any funds collected in the Lockbox to any other Person.

          (b) Payment to Seller on the first day of each month commencing with April 2003 of 7.2 percent of Collections as contemplated by Section 1.3(b).

          (c) Payment to Buyer or Buyer's receivables lender of all amounts not paid to Seller under Sections 5.3(a) and 5.3(b).

                      ARTICLE VI.  CONDITIONS OF PURCHASE

     The obligations of the Parties to effect any Interim Closing or the Final Closing shall be subject to the condition that no Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, at or prior to such closing, which prohibits or restricts, or would (if successful) prohibit or restrict, the transactions contemplated by this Agreement, or (with respect to obligations of Buyer only) which would not permit the Buyer, after the Interim or Final Closing, as the case may be, to service all the Customer Accounts in the same manner as Seller. No Governmental Entity shall have notified any Party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Laws of any jurisdiction or that it intends to commence an Action to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such Action prior to the time which otherwise would have been the Final Closing Date, unless counsel known to have expertise as to such matters on behalf of the Party against whom such Action was or would be instituted renders to the Parties a favorable opinion that such Action is or would be without merit.

              ARTICLE VII.  TERMINATION OF OBLIGATIONS; SURVIVAL

7.1  TERMINATION OF AGREEMENT.

     Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement may be terminated by any Party if the Final Closing does not occur on or before the close of business on December 31, 2003 (unless extended by mutual consent in writing of Buyer and
Seller), provided that such failure is not due to the action or inaction of, or breach of this Agreement by, such Party. This Agreement and the transactions contemplated by this Agreement may also be terminated at any time before the Closing by (i) mutual consent in writing of Buyer and Seller, (ii) by either Party in the event that any Order or Law becomes effective restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement, or (iii) in the event of termination of the Transition Services Agreement due to a default or breach thereof, at the election of the non-breaching Party under the Transition Services Agreement.

7.2  EFFECT OF TERMINATION.

     In the event that this Agreement shall be terminated pursuant to Section 7.1, Seller shall immediately refund to Buyer the portion of the Acquired Accounts Price paid to Seller prior to the date of termination that is allocable on a pro rata basis to that portion of the Acquired Assets with respect to which there has not been an Interim Closing, and all further obligations of the Parties under this Agreement shall terminate without further liability of any Party to another; provided that the obligations of the Parties contained in Section 9.9 (Confidentiality) and Section 9.12 (Expenses) shall survive any such termination. A termination under Section
7.1 shall not relieve any Party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

7.3  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties contained in or made pursuant to this Agreement shall expire on June 30, 2003, except that the representations and warranties contained in Sections 2.1 (Organization), 2.7 (No Brokers), 3.1 (Organization) and 3.5 (No Brokers) shall survive the Final Closing and shall remain in full force and effect indefinitely. Notwithstanding anything to the contrary contained in this Agreement, it is agreed and acknowledged by the Parties that Seller is making no representation or warranty whatsoever, except those representations and warranties contained in Article II. In particular, Seller makes no representation or warranty to Buyer with respect to any financial projection or forecast relating to the Acquired Assets.

                        ARTICLE VIII.  INDEMNIFICATION

8.1  Obligations of Seller.

          (a) Seller agrees to indemnify and hold harmless Buyer and its directors, officers, employees, Affiliates, and agents ("Buyer Indemnified Parties") from and against any and all Losses directly or indirectly a result of, or based upon or arising from, (i) any breach of any of the representations and warranties and non-fulfillment of any covenants or agreements made by Seller in or pursuant to this Agreement,
     (ii) Seller's ownership and use of the Acquired Assets prior to each Management Date, and (iii) claims of stockholders of Touch America Holdings, Inc., the parent corporation of Seller, based on any transaction, practice, or action it or they effected or participated in, including, but not limited to, the transactions contemplated by this Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement, no amount of indemnity shall be payable as a result of any claim in respect of a Loss arising under this Section 8.1:

          (i) until the aggregate amount of all Losses exceeds $675,000 (the "Allowance"), after which Seller shall be liable for the entire amount of the Allowance;

          (ii) for any and all Losses in excess of $4,050,000, provided further that in no event shall Seller's liability exceed the lesser of the amount of the Acquired Accounts Price actually paid to and received by Seller or $4,050,000;

          (iii)unless the Buyer Indemnified Party has given Seller notice with respect to such claim (the "Indemnity Notice"), setting forth in reasonable detail the specific facts and circumstances pertaining thereto (x) as soon as practical following the time at which the Buyer Indemnified Party discovered or reasonably should have discovered such claim (except to the extent the Seller is not prejudiced by any delay in delivery of such notice) but (y) in any event prior to the Cut-off Date;

          (iv) to the extent that the Buyer Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate the Loss, including but not limited to the failure to use best efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity; and

          (v) to the extent such Loss arises from or was caused by actions taken or failed to be taken by Buyer Indemnified Party after the Effective Date.

8.2  OBLIGATIONS OF BUYER.

          (a) Buyer agrees to indemnify and hold harmless Seller and its directors, officers, employees, Affiliates, and agents ("Seller Indemnified Parties") from and against any and all Losses directly or indirectly a result of, or based upon or arising from, (i) any breach of any of the representations and warranties and non-fulfillment of any covenants or agreements made by Buyer in or pursuant to this Agreement,
     (ii) the Assumed Liabilities, and (iii) any other matter as to which Buyer in other provisions of this Agreement has agreed to indemnify Seller.

          (b) Notwithstanding anything to the contrary contained in this Agreement, no amount of indemnity shall be payable as a result of any claim in respect of a Loss arising under this Section 8.2:

          (i) until the aggregate amount of all Losses exceeds $675,000 (the "Allowance"), after which Buyer shall be liable for the entire amount of the Allowance;

          (ii) for any and all Losses in excess of $4,050,000;

          (iii)unless the Seller Indemnified Party has given Buyer notice with respect to such claim (the "Indemnity Notice"), setting forth in reasonable detail the specific facts and circumstances pertaining thereto (x) as soon as practical following the time at which the Seller Indemnified Party discovered or reasonably should have discovered such claim (except to the extent the Buyer is not prejudiced by any delay in delivery of such notice) but (y) in any event prior to the Cut-off Date;

          (iv) to the extent that the Seller Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate the Loss, including but not limited to the failure to use best efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity; and

          (v) to the extent such Loss arises from or was caused by actions taken or failed to be taken by Seller Indemnified Party after the Effective Date.


8.3  PROCEDURE.

          (a) Each party entitled to be indemnified pursuant to Sections 8.1 and 8.2 (an "Indemnified Party") shall notify the indemnifying party ("Indemnifying Party") in writing of any action against such Indemnified Party in respect of which the Indemnifying Party is or may be obligated to provide indemnification pursuant to Sections 8.1 and 8.2 with reasonable promptness after the receipt of notice of the commencement thereof. The omission of an Indemnified Party so to notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party except to the extent the Indemnifying Party shall have been materially prejudiced by the omission of such Indemnified Party so to notify the Indemnifying Party, pursuant to this Section 8.3. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that the Indemnifying Party may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under Sections 8.1 and 8.2 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Indemnifying Party; provided, however, that (i) if the Indemnifying Party shall elect not to assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines (A) that there may be a conflict or potential conflict between the positions of the Indemnifying Party and of the Indemnified Party in defending such claim or action or (B) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Indemnifying Party, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of clauses 8.3(a)(i) and (ii)(A) above, or such different defenses, in the case of clause 8.3(a)(ii)(B) above, and the Indemnifying Party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense; provided, however, that an Indemnifying Party shall not be liable for the fees or expenses of more than one counsel to the Indemnified Parties in connection with any one action or related actions in respect of which indemnification is sought hereunder. Notwithstanding the foregoing, the Indemnified Party may retain or take control of the defense or settlement of any claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Article VIII with respect to such claim. The Indemnifying Party shall not settle or compromise any action without the prior written consent of the Indemnified Party, unless (x) such settlement does not impose any restrictions or limitations on the assets or operations of the business of such Indemnified Party, (y) all relief provided is paid or satisfied in full by the Indemnifying Party or an affiliate thereof, and (z) there is no finding or admission of any violation of law or the rights of any Person other than the claiming party by any Indemnified Party.

          (b) In the event any Indemnified Party should have a claim pursuant to this Article VIII against any Indemnifying Party that does not involve a third Person claim as set forth in Section 8.3(a), the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within 30 days following receipt of such Indemnity Notice whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Article VIII and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within 75 days following receipt of the Indemnity Notice, each Party may pursue such Action as it deems appropriate in the circumstances.

8.4  SURVIVAL.

     This Article VIII shall survive any termination of this Agreement. Any matter as to which a claim has been asserted by notice to the other Party in accordance with Article VIII that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Article VIII notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the Parties or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

8.5  Exclusive Remedy.

     The remedies for the breach of this Agreement or with respect to any misrepresentation are limited to those set forth in this Article VIII; provided, that nothing contained in this Article VIII shall be deemed to limit the right of a Party to seek specific performance of any of the covenants contained in this Agreement or an injunction against the breach or threatened breach of any covenants contained herein.

                             ARTICLE IX.  GENERAL

9.1  Amendments; Waivers.

     This Agreement and any Schedule or Exhibit hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

9.2  SCHEDULES; EXHIBITS; INTEGRATION.

     Each Schedule and Exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although Schedules and Exhibits need not be attached to each copy of this Agreement. This Agreement, together with such Schedules and Exhibits, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection herewith.

9.3  Best Efforts; Further Assurances.

          (a) Each Party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The Parties shall cooperate with each other in such actions and in securing requisite Approvals. Each Party shall execute and deliver both before and after Final Closing such further certificates, agreements, instruments of transfer, and other documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

          (b) As used in this Agreement, the term "best efforts" shall not mean efforts which require the performing Party to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professionals.

          (c) Following the Final Closing, each Party will afford the other Party, its counsel and its accountants, during normal business hours, reasonable access to the books, records, and other data relating to the
     Acquired Assets in its possession with respect to periods prior to the Final Closing and the right to make copies and extracts there from, to the extent that such access may be reasonably required by the requesting Party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental
     Entity, (iv) the determination or enforcement of the rights and obligations of any Party to this Agreement, or (v) in connection with any actual or threatened Action. Further, each Party agrees for a period extending six years after the Final Closing Date not to destroy or otherwise dispose of any such books, records, and other data unless such Party shall first offer in wring to surrender such books, records, and other data to the other Party and such other Party shall not agree in writing to take possession thereof, at its cost and expense, during the ten day period after such offer is made.

          (d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental Entities, or its financial statements, or to fulfill obligations hereunder, it is necessary that a Party be furnished with additional information, documents, or records relating to the Acquired Assets not referred to in
     Section 9.3(c), and such information, documents, or records are in the possession or control of the other Party, such other Party shall use its best efforts to furnish or make available such information, documents, or records (or copies thereof) at the recipient's request, cost, and expense. Any information obtained by such Party in accordance with this paragraph shall be held confidential by such Party in accordance with
     Section 9.8.
          (e)   Notwithstanding  anything to the  contrary  contained  in  the
     Section 9.3, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents, or records in accordance with Section 9.3 shall be subject to applicable rules of discovery.

9.4  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware applicable to contracts made and performed in such state and without giving effect to the conflicts of law principles thereof.

9.5  NO ASSIGNMENT.

     Neither this Agreement nor any rights or obligations under it are assignable.

9.6  Headings.

     The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

9.7  Counterparts.

     This  Agreement  and  any  amendment hereto or any  other  agreement  (or document) delivered pursuant hereto may be executed in one or more counterparts and by different Parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when each Party has signed one or more counterparts and the signature pages delivered to the other Parties.

9.8  Publicity and Reports.

     At all times at or before the March 31, 2003, Seller and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement and no Party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without, in the case of Seller, Seller obtaining the prior consent of Buyer and, in the case of Buyer, Buyer obtaining the prior consent of Seller, except to the extent that in the opinion of legal counsel to such Party that such disclosure is required by Law to discharge such Party's disclosure obligations.

9.9  Confidentiality.

     All information disclosed in writing and designated in writing as confidential by any Party whether before or after the date hereof in connection with the transactions contemplated by or the discussions and negotiations preceding this Agreement to any other Party shall be kept confidential by such other Party and shall not be used, directly or through an Affiliate, by any Party other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from other sources,
(iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the Party, (iv) as may otherwise be required by law or (v) to the extent such duty as to confidentiality is waived in writing by the other Party. If this Agreement is terminated in accordance with its terms, each Party shall promptly redeliver all documents (and reproductions thereof) received by it or its representatives from such other Party (and, in the case of reproductions, all such reproductions made by the receiving Party) that include information not within the exceptions contained in the first sentence of this Section 9.9, unless the recipients provide assurances reasonably satisfactory to the requesting Party that such documents have been destroyed.

9.10 Parties in Interest.

     This Agreement shall be binding upon and inure to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except for Sections 8.l and 8.2 (which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons). Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person to any Party to this Agreement.

9.11 Notices.

     Any  notice or other communication hereunder must be given in writing and
(a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed (postage prepaid), receipt requested as follows:

     If to Buyer, addressed to:         Buyers United, Inc.
                              14870 Pony Express Road
                              Bluffdale, Utah 84065
                              Telecopy:  (801) 320-3312
                              Attention:  Paul Jarman, President

     With a copy to:               Cohne, Rappaport & Segal, P.C.
                              525 East 100 South, 5th Floor
                              Salt Lake City, Utah 84102
                              Telecopy:  (801) 355-1813
                              Attention:  Mark E. Lehman, Esq.

     If to Seller, addressed to:        Touch America, Inc.
                              130 North Main Street
                              Butte, Montana 59701-9332
                              Telecopy:  (406) 497-5376
                              Attention:  Patrick T. Fleming, Esq.

     With a copy to:               Milbank, Tweed, Hadley & McCloy LLP
                              One Chase Manhattan Plaza
                              New York, New York 10005
                              Telecopy:  (212) 530-5219
                              Attention:  John T. Connor, Esq.

or to such other address or to such other Person as a Party shall have last designated by such notice to the other Parties. Each such notice or other communication shall be effective (i) if given by facsimile, when transmitted to the applicable number so specified in (or pursuant to) this Section 9.11 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

9.12 Expenses.

     Except as otherwise set forth in this Agreement, Seller and Buyer shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective accountants and counsel.

9.13 Waiver.

     No failure on the part of any Party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

9.14 Knowledge Convention.

     Whenever any statement herein or in any Schedule, Exhibit, certificate or other documents delivered to any Party pursuant to this Agreement is made to the Knowledge of such Party, such Party makes such statement based upon actual knowledge of the officers of such Party having responsibility for such matters without conducting an independent investigation of the subject matter thereof.

9.15 REPRESENTATION BY COUNSEL; INTERPRETATION.

     Seller and Buyer acknowledge that each Party has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any applicable rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

9.16 SPECIFIC PERFORMANCE.

     Seller and Buyer acknowledge that, in view of the uniqueness of the Acquired Assets and the transactions contemplated by this Agreement, each such Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other Party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

9.17 Severability.

     If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any Party. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the Parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

BUYERS UNITED, INC.



By:  _________________________________
     Theodore Stern, Chief Executive Officer

TOUCH AMERICA, INC.



By:  _________________________________
     Michael J. Meldahl
     President
     Chief Operating Officer